Exhibit 99.01

MacroSolve Issues Letter to Shareholders

TULSA, OK -- (Marketwire) – 05/13/13 – MacroSolve, Inc. (OTCQB: MCVE) ("MacroSolve" or the "Company"), a leading provider of mobile technology intellectual property and app venture mentorship, announces it has issued a letter to shareholders.

Shareholders and prospective investors may view the letter in full on the Investors Page at www.macrosolve.com/investors.

The letter provides updates on significant developments at the Company including:

•	The new strategy has created the desired results, including a cash flow positive 4Q2012 and a profitable 1Q2013

•	The Company is utilizing its intellectual property and business consulting expertise, as a part of the new strategy, which benefits small businesses’ mobile app ventures

•	Confidence in the strategy is demonstrated in the agreements with MEDL Mobile and DecisionPoint Systems

•	Our cost structure remains low and profits will continue to lower debt and build cash reserves

•	We also continue to enforce our rights under United States Patent Number 7,822,816.

About MacroSolve
Founded in 1997, MacroSolve is heralded for its robust IP portfolio, while advancing throughout the mobile apps era by innovating key technologies that have laid the foundation for apps and next-gen developers. Today, MacroSolve is empowering a new era of mobile innovators seeking advisory services and IP strength from a source of experience.

Safe Harbor Statement
This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in our publicly filed reports. Factors that could cause these differences include, but are not limited to, the acceptance of our products, lack of revenue growth, failure to realize profitability, inability to raise capital and market conditions that negatively affect the market price of our common stock. The Company disclaims any responsibility to update any forward-looking statements.

Company Contact
MacroSolve, Inc.
info@macrosolve.com
www.macrosolve.com
‘In Defense of Innovation’ Blog: www.macrosolve.com/category/general-blog/